UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2012

APACHE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-4300	41-0747868
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Post Oak Boulevard Suite 100 Houston, Texas		77056-4400
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 296-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 4, 2012, Apache Corporation, a Delaware corporation (“Apache”), and two of its subsidiaries established a five-year, revolving global credit facility with a syndicate of banks providing for aggregate commitments of US$2.3 billion, with rights to increase commitments up to an aggregate US$3.1 billion. Proceeds of borrowings may be used for general corporate purposes.

The facility was established pursuant to three agreements with the lenders party thereto, JPMorgan Chase Bank, N.A., as Global Administrative Agent, and the other agents party thereto, one with each of (i) Apache, providing for aggregate commitments of US$1.7 billion (including a $500 million letter of credit subfacility), with rights to increase commitments up to an aggregate US$2.2 billion (the “US Facility”), (ii) Apache Canada Ltd., a corporation organized under the laws of the Province of Alberta, Canada (“ACL”), providing for aggregate commitments of US$300 million, with rights to increase aggregate commitments up to US$450 million (the “Canadian Facility”), and (iii) Apache Energy Limited, a company incorporated in Australia and registered in the State of Western Australia, Australia (“AEL”), providing for aggregate commitments of US$300 million, with rights to increase commitments up to an aggregate US$450 million (the “Australian Facility” and together with the US Facility and the Canadian Facility, the “Facilities”). Each of Apache, ACL and AEL may increase the aggregate commitments under their respective Facilities by adding additional lenders or by allowing one or more existing lenders to increase their respective commitments by up to $500 million under the US Facility and $150 million under each of the Canadian Facility and Australian Facility. The aggregate amount at any time outstanding under the Facilities may not exceed the total commitments thereunder at that time, which in no event can exceed an aggregate US$3.1 billion.

Borrowers may include Apache and certain subsidiaries domiciled in the United States under the US Facility, ACL and certain subsidiaries domiciled in Canada under the Canadian Facility, and AEL and certain subsidiaries domiciled in Australia under the Australian Facility (each a “Borrower”). Each Borrower may borrow, prepay and reborrow loans, and Apache may obtain letters of credit for the account of itself or its subsidiaries, in each case subject to representations and warranties, covenants and events of default that are substantially similar to those in Apache’s existing 2011 revolving credit facility. Apache is liable for all obligations under the US Facility and has guaranteed all obligations under the Canadian Facility and Australian Facility. A default under any of the Facilities is a default under all of the Facilities.

All amounts outstanding under each of the Facilities is due June 4, 2017, provided that Borrower and Apache twice may request that the maturity date be extended for successive one-year periods expiring one year from the then scheduled maturity date. No lender is obligated to consent to any extension; however, Borrower may elect to repay loans from any non-consenting lender and terminate its loan commitment, or replace any non-consenting lender, and in either case, proceed with the requested extension with respect to the remaining balance of the loan commitments, provided that lenders having at least 51% of the aggregate total loan commitments have agreed to the requested extension.

All borrowings under the US Facility and Canadian Facility bear interest at one of the following two rate options, as selected by Borrower:

•

A base rate plus a margin, with (i) base rate being a rate per annum equal to the greatest of (a) under the US Facility, the prime rate announced from time to time by the Global Administrative Agent, or, under the Canadian Facility, the rate announced from time to time by the Canadian Administrative Agent as its reference rate for determining interest rates charged on U.S. Dollar commercial loans made in Canada, (b) the federal funds rate plus 0.50%, and (c) the London Interbank Offered Rate (“LIBOR”) for a one-month interest period plus 1%, and (ii) margin (“Base Rate Margin”) being a rate per annum that varies from 0.0% to 0.05% based on the rating for Apache’s senior, unsecured non-credit enhanced long-term indebtedness for borrowed money (“Long-Term Debt Rating”); or

•

LIBOR plus a margin (“Eurodollar Margin”) at a rate per annum varying from 0.69% to 1.05% based on Apache’s Long-Term Debt Rating. For LIBOR-based interest rates, Borrower may select an interest period of one, two, three or six months (or, with the consent of each lender, nine or twelve months).

The US Facility also provides Apache a competitive advance option on an uncommitted competitive advance basis. All borrowings under the Australian Facility bear interest at LIBOR plus the Eurodollar Margin.

Each of the Facilities also requires Borrower to pay a facility fee equal to a per annum rate that varies from 0.06% to 0.20% of the full amount of the commitments based on Apache’s Long-Term Debt Rating. The U.S. Facility imposes a participation fee equal to the then effective Eurodollar Margin on the face amount of each letter of credit plus fronting and other fees negotiated with its issuer.

Currently, the Base Rate Margin is 0.0%, the Eurodollar Margin is 0.90% and the facility fee is 0.10%.

The foregoing summary of the Facilities does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the agreement for each of the Facilities (each a “Facility Agreement”), copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this report and incorporated herein by reference.

Each Facility Agreement has been filed with this report to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Apache or any other Borrower. Representations, warranties and covenants in each Facility Agreement were made only for purposes of the Facility Agreement, were solely for the benefit of the parties to the Facility Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Facility Agreement. Representations and warranties in each Facility Agreement may have been made as of specific dates and for purposes of allocating contractual risk between the parties instead of establishing matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under any Facility Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Apache or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of a Facility Agreement, which subsequent information may or may not be fully reflected in Apache’s public disclosures.

Upon effectiveness of the Facility Agreements on June 4, 2012, (i) Apache elected to terminate the aggregate $1.95 billion of commitments under the Credit Agreement, dated as of May 12, 2005, as amended, among Apache and the lenders and agents party thereto, and the Amended and Restated Credit Agreement, dated as of May 9, 2006, as amended, among Apache and the lenders and agents party thereto, (ii) ACL elected to terminate the $150 million of commitments under the Credit Agreement, dated as of May 12, 2005, as amended, among ACL and the lenders and agents party thereto, and (iii) AEL elected to terminate the $200 million of commitments under the Credit Agreement, dated as of May 12, 2005, as amended, among AEL and the lenders and agents party thereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Credit Agreement, dated as of June 4, 2012, among Apache Corporation, the lenders party thereto, JPMorgan Chase Bank, N.A., as Global Administrative Agent, Bank of America, N.A. and Citibank, N.A., as Global Syndication Agents, and The Royal Bank of Scotland plc and Royal Bank of Canada, as Global Documentation Agents.

10.2	Credit Agreement, dated as of June 4, 2012, among Apache Canada Ltd., the lenders party thereto, JPMorgan Chase Bank, N.A., as Global Administrative Agent, Royal Bank of Canada, as Canadian Administrative Agent, Bank of America, N.A. and Citibank, N.A., as Global Syndication Agents, and The Royal Bank of Scotland plc and Royal Bank of Canada, as Global Documentation Agents.

10.3	Syndicated Facility Agreement, dated as of June 4, 2012, among Apache Energy Limited (ACN 009 301 964), the lenders party thereto, JPMorgan Chase Bank, N.A., as Global Administrative Agent, Citisecurities Limited (ABN 51 008 489 610), as Australian Administrative Agent, Bank of America, N.A. and Citibank, N.A., as Global Syndication Agents, and The Royal Bank of Scotland plc and Royal Bank of Canada, as Global Documentation Agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APACHE CORPORATION

Date: June 7, 2012	/s/ Thomas P. Chambers
Thomas P. Chambers
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Credit Agreement, dated as of June 4, 2012, among Apache Corporation, the lenders party thereto, JPMorgan Chase Bank, N.A., as Global Administrative Agent, Bank of America, N.A. and Citibank, N.A., as Global Syndication Agents, and The Royal Bank of Scotland plc and Royal Bank of Canada, as Global Documentation Agents.

10.2	Credit Agreement, dated as of June 4, 2012, among Apache Canada Ltd., the lenders party thereto, JPMorgan Chase Bank, N.A., as Global Administrative Agent, Royal Bank of Canada, as Canadian Administrative Agent, Bank of America, N.A. and Citibank, N.A., as Global Syndication Agents, and The Royal Bank of Scotland plc and Royal Bank of Canada, as Global Documentation Agents.

10.3	Syndicated Facility Agreement, dated as of June 4, 2012, among Apache Energy Limited (ACN 009 301 964), the lenders party thereto, JPMorgan Chase Bank, N.A., as Global Administrative Agent, Citisecurities Limited (ABN 51 008 489 610), as Australian Administrative Agent, Bank of America, N.A. and Citibank, N.A., as Global Syndication Agents, and The Royal Bank of Scotland plc and Royal Bank of Canada, as Global Documentation Agents.